                                                                     Exhibit 3.1

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                        BVI BUSINESS COMPANIES ACT, 2004

                           SECOND AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION

                                       OF

                    QIAO XING MOBILE COMMUNICATION CO., LTD.

           (Adopted by way of resolution of members on March 19, 2007)

1.   NAME

     The name of the company is Qiao Xing Mobile Communication Co., Ltd. (the "Company").

2.   STATUS

     The Company was first incorporated as an international business company under the International Business Companies Act (Cap.291) on 31 January 2002 and was automatically re-registered as a BVI business company under Part III of Schedule 2 of the BVI Business Companies Act on 1 January 2007. The Company is a company limited by shares.

3.   REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Company is Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

     The registered agent of the Company is Codan Trust Company (B.V.I.) Ltd. of Romasco Place, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

4.   CAPACITY AND POWERS

     Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

     a. full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

     b.   for the purposes of paragraph (a), full rights, powers and privileges.

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5.   NUMBER AND CLASSES OF SHARES

     The Company is authorised to issue an unlimited number of shares without par value.

6.   RIGHTS ATTACHING TO SHARES

     Subject to the Articles, the terms of the issue of any share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a share of the Company confers on the holder:

     a. the right to one vote at a meeting of the Members or on any Resolution of Members;

     b.   the right to an equal share in any Distribution paid by the Company;
          and

     c. the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.   VARIATION OF CLASS RIGHTS

     The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

8.   RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

     Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9.   REGISTERED SHARES

     The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.  AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

     Subject to Clause 7, the Company may only amend its Memorandum or Articles by a Special Resolution of Members provided that Clause 5 of the Memorandum may be amended by a Resolution of Directors for purposes of creating new classes or series of shares and the Articles may similarly be amended to take account of any ancillary changes required as a consequence of the creation of such new classes or series of shares.

11.  DEFINITIONS

     The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, TrustNet (British Virgin Islands) Limited of TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 31st day of January, 2002.

in the presence of:


Witness                                Subscriber


------------------------------------   -----------------------------------------
TrustNet Chambers                      TrustNet (British Virgin Islands) Limited
P.O. Box 3444
Road Town, Tortola

(Sgd. Melinda McGlore)                 (Sgd. Nicole Wheatley)

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                        BVI BUSINESS COMPANIES ACT, 2004

                           SECOND AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION
                                       OF
                    QIAO XING MOBILE COMMUNICATION CO., LTD.
                          (A COMPANY LIMITED BY SHARES)

           (Adopted by way of resolution of members on March 19, 2007)

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                                TABLE OF CONTENTS

                                 INTERPRETATION

1.    Definitions

                                     SHARES

2.    Power to Issue Shares
3.    Power of the Company to Purchase its Shares
4.    Treatment of Purchased, Redeemed or Acquired Shares
5.    Treasury Shares
6.    Consideration
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

                             REGISTRATION OF SHARES

10.   Register of Members
11.   Registered Holder Absolute Owner
12.   Transfer of Registered Shares
13.   Transmission of Registered Shares

                              ALTERATION OF SHARES

14.   Power to Alter Shares
15.   Restrictions on the Division of Shares

                                  DISTRIBUTIONS

16.   Distributions
17.   Power to Set Aside Profits
18.   Unauthorised Distributions
19.   Distributions to Join

                               MEETINGS OF MEMBERS

20.   General Meetings
21.   Location
22.   Requisitioned General Meetings
23.   Notice
24.   Giving Notice
25.   Service of Notice
26.   Participating in Meetings
27.   Quorum at General Meetings
28.   Chairman to Preside
29.   Voting on Resolutions
30.   Power to Demand a Vote on a Poll
31.   Voting by Joint Holders of Shares
32.   Instrument of Proxy
33.   Representation of Members
34.   Adjournment of General Meetings
35.   Business at Adjourned Meetings
36.   Directors Attendance at General Meetings

                             DIRECTORS AND OFFICERS

37.   Election of Directors
38.   Number and Classes of Directors
39.   Term of Office of Directors
40.   Alternate and Reserve Directors
41.   Removal of Directors
42.   Vacancy in the Office of Director
43.   Remuneration of Directors
44.   Resignation of directors
45.   Directors to Manage Business
46.   Board Committees
47.   Officers and Agents
48.   Removal of Officers and Agents
49.   Duties of Officers
50.   Remuneration of Officers
51.   Standard of Care
52.   Conflicts of Interest
53.   Indemnification and Exculpation

                       MEETINGS OF THE BOARD OF DIRECTORS

54.   Board Meetings
55.   Notice of Board Meetings
56.   Participation in Meetings by Telephone
57.   Quorum at Board Meetings
58.   Board to Continue in the Event of Vacancy
59.   Chairman to Preside

                                CORPORATE RECORDS

60.   Documents to be Kept
61.   Form and Use of Seal

                                    ACCOUNTS

62.   Books of Account
63.   Form of Records
64.   Financial Statements
65.   Distribution of Accounts

                                     AUDITS

66.   Audit
67.   Appointment of Auditor
68.   Duties of Auditor
69.   Access to Records
70.   Auditor Entitled to Notice

                              BUSINESS COMBINATIONS

71.   Business Combinations

                               FUNDAMENTAL CHANGES

72.   Changes
73.   Continuation under Foreign Law

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QIAO XING MOBILE COMMUNICATION CO., LTD.

                                 INTERPRETATION

1.   DEFINITIONS

     1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act BVI Business Companies Act, 2004, as from time to time amended or restated.

Articles these Articles of Association as originally registered or as from time to time amended or restated.

Board the board of directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Act and these Articles or the directors present at a meeting of directors at which there is a quorum.

Company                          Qiao Xing Mobile Communication Co., Ltd..

Designated Stock Exchange        the New York Stock Exchange.

Dollars and $                    dollars, the legal currency of the United
                                 States of America.

Exchange Act                     the Securities Exchange Act of 1934, as
                                 amended.

Distribution                     (a) the direct or indirect transfer of an
                                 asset, other than the Company's own shares, to
                                 or for the benefit of a Member; or

                                 (b) the incurring of a debt to or for the benefit of a Member,

                                 in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend.

Group the Company and every company which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct management or policies of the person in question, whether by means of an ownership interest or otherwise).

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QIAO XING MOBILE COMMUNICATION CO., LTD.

Member a person whose name is entered in the Register as the holder of one or more shares, or fractional shares, in the Company.

Memorandum                       the Memorandum of Association of the Company as
                                 originally registered or as from time to time
                                 amended or restated.

Ordinary Resolution of Members   a resolution approved at a duly constituted
                                 meeting of Members by the affirmative vote of a
                                 simple majority of the votes of those Members
                                 entitled to vote and voting on the resolution.

Register the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the British Virgin Islands as the Board shall determine from time to time.

Resolution of Directors          (a) a resolution approved at a duly constituted
                                 meeting of directors or of a board committee of
                                 the Company by the affirmative vote of a simple
                                 majority of the directors present who voted and
                                 did not abstain; or

                                 (b) a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be, provided that for this paragraph (b) only, "director" shall not include an alternate.

Resolution of Members            a Special Resolution of Members or an Ordinary
                                 Resolution of Members.

Securities                       shares and debt obligations of every kind, and
                                 options, warrants and rights to acquire shares,
                                 or debt obligations.

Seal                             the common seal of the Company.

SEC                              the United States Securities and Exchange
                                 Commission.

Secretary                        the person appointed to perform any or all of
                                 the duties of secretary of the Company and
                                 includes any deputy or assistant secretary and
                                 any person appointed by the Board to perform
                                 any of the duties of the Secretary.

Special Resolution of Members    a resolution shall be a special resolution when
                                 it has been passed by a majority of not less
                                 than two-thirds of votes cast by such Members
                                 as, being entitled so to do, vote in person or,
                                 in the case of such Members as are
                                 corporations,

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QIAO XING MOBILE COMMUNICATION CO., LTD.

                                 by their respective duly authorised
                                 representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days' Notice, specifying
                                 (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) per cent in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than ten (10) clear days' Notice has been given.

                                 a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Act.

Treasury Share                   a share of the Company that was previously
                                 issued but was repurchased, redeemed or
                                 otherwise acquired by the Company and not
                                 cancelled.

1.2  In these Articles, where not inconsistent with the context:

     (a) words denoting the plural number include the singular number and vice versa;

     (b) words denoting the masculine gender include the feminine and neuter genders;

     (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

     (d) a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

     (e) a reference to money is unless otherwise stated a reference to the currency in which shares of the Company shall be issued;

     (f)  the words:-

          (i)  "may" shall be construed as permissive; and

          (ii) "shall" shall be construed as imperative; and
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QIAO XING MOBILE COMMUNICATION CO., LTD.

          (g) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

     1.3 In these Articles, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1 Subject to the provisions of the Memorandum, the Act and the rules of the Designated Stock Exchange, the unissued shares of the Company shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

     2.2 At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

3.   POWER OF THE COMPANY TO PURCHASE ITS SHARES

     3.1 The Company may purchase, redeem or otherwise acquire and hold its own shares.

     3.2 The directors may make an offer to purchase, redeem or otherwise acquire shares issued by the Company if the offer is

          (a) an offer to all Members that would, if accepted, leave the relative voting and distribution rights of the Members unaffected and affords each Member a reasonable opportunity to accept the offer; or

          (b) an offer to one or more Members to which all Members have consented in writing.

     3.3 The Company may not purchase, redeem or otherwise acquire its own shares without the consent of Members whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any provision of the Memorandum or these Articles to purchase, redeem or otherwise acquire the shares without their consent.

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QIAO XING MOBILE COMMUNICATION CO., LTD.

     3.4 The directors shall not make an offer under this Article unless they have passed a Resolution of Directors stating that, in their opinion
          (a) the purchase, redemption or other acquisition is to the benefit of the remaining Members and (b) that the terms of the offer and the consideration offered for the shares are fair and reasonable to the Company and to the remaining Members, and setting out the reasons for their opinion.

     3.5 The Company may only offer to acquire shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due

     3.6 The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of the Memorandum or Articles or a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

4.   TREATMENT OF PURCHASED, REDEEMED OR ACQUIRED SHARES

     4.1 Subject to Paragraph 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

     4.2 The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5.   TREASURY SHARES

     5.1 Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

     5.2 All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.   CONSIDERATION

     6.1 A share may be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

     6.2 No share may be issued for a consideration other than money unless the directors pass a resolution stating:

          (a)  the amount to be credited for the issue of the share;

          (b) their determination of the reasonable present cash value of the non-money consideration for the issue; and

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QIAO XING MOBILE COMMUNICATION CO., LTD.

          (c) that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the share.

     6.3  No share may be issued by the Company that:

          (a)  increases the liability of a person to the Company; or

          (b)  imposes a new liability on a person to the Company,

          unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

     6.4 Shares in the Company may be issued for such amount of consideration as the Board may from time to time determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud, the decision of the Board as to the value of the consideration received by the Company in respect of the issue in conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

7.   FORFEITURE OF SHARES

     7.1 Where a share is not fully paid for on issue, the directors may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

     7.2 The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

     7.3 Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the directors by Resolution of Directors may, at any time before tender of payment forfeit and cancel the share to which the notice relates.

     7.4 Upon forfeiture and cancellation pursuant to Paragraph 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

     7.5 The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every other share standing registered in the name of a Member, whether singly or jointly with any other person, for all such promissory notes or other binding obligations of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends payable

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QIAO XING MOBILE COMMUNICATION CO., LTD.

          thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

     7.6 In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by Resolution of Directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

     7.7 The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

8.   SHARE CERTIFICATES

     8.1 Every Member shall be entitled to a certificate signed by a director or officer of the Company specifying the share or shares held by him and the signature of the director or officer may be facsimile.

     8.2 Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

9.   FRACTIONAL SHARES

     The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

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QIAO XING MOBILE COMMUNICATION CO., LTD.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

     10.1 The directors shall cause there to be kept a Register in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the Register and the date upon which any person ceased to be a Member.

     10.2 The Register may be in such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register.

     10.3 The Company may keep an overseas or local or other branch Register resident in any place (in accordance with the laws applicable to maintaining such an overseas or local or other branch Register in such place), and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

     10.4 The Register including any overseas or local or other branch Register may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     11.1 The entry of the name of a person in the Register as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

     11.2 The Company may treat the holder of a registered share as the only person entitled to:

          (a)  exercise any voting rights attaching to the share;

          (b)  receive notices;

          (c)  receive a distribution in respect of the share; and

          (d)  exercise other rights and powers attaching to the share.

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                                                                          Page 9


12.  TRANSFER OF REGISTERED SHARES

     12.1 Registered shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. Shares may be transferred without a written instrument if transferred in accordance with the Act.

     12.2 The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

     12.3 The instrument of transfer shall be sent to the Company for registration.

     12.4 The Company shall, on receipt of an instrument of transfer, enter the name and address of the transferee of the share in the Register unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

     12.5 The directors are permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where they reasonably determine that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

     12.6 Where the directors pass a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

     12.7 The transfer of a share is effective when the name of the transferee is entered in the Register and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee's name has been entered in the Register.

     12.8 If the directors are satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, they may resolve:

          (a) to accept such evidence of the transfer of the shares as they consider appropriate; and

          (b)  that the transferee's name should be entered in the Register.

13.  TRANSMISSION OF REGISTERED SHARES

     13.1 The personal representative of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member's share.

     13.2 Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the directors shall treat it as such.

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     13.3 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

     13.4 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

     13.5 The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased Member or of the appointment of a guardian of an incompetent Member or the trustee of a bankrupt Member shall be accepted by the Company even if the deceased, incompetent or bankrupt Member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executed appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

                              ALTERATION OF SHARES

14.  POWER TO ALTER SHARES

     14.1 Subject to the Memorandum and these Articles, the Company may:

          (a) divide its shares, including issued shares, into a larger number of shares; or

          (b) combine its shares, including issued shares, into a smaller number of shares;

          provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

     14.2 A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.  RESTRICTIONS ON THE DIVISION OF SHARES

     The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

                                  DISTRIBUTIONS

16.  DISTRIBUTIONS

     16.1 The directors may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as they think fit if they are satisfied, on reasonable

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          grounds, that immediately after the Distribution, the value of the
          Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

     16.2 Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 24.

     16.3 No Distribution shall bear interest as against the Company.

     16.4 Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed distribution may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     16.5 The Company shall be entitled to cease sending distributions by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Article in respect of any Member shall cease if the Member claims a distribution or cashes a cheque or warrant.

17.  POWER TO SET ASIDE PROFITS

     The directors may, before authorising any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

18.  UNAUTHORISED DISTRIBUTIONS

     18.1 If, after a Distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company's assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

     18.2 A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company's assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.  DISTRIBUTIONS TO JOIN

     If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

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                               MEETINGS OF MEMBERS

20.  GENERAL MEETINGS

     20.1 A meeting of Members for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at least once in every calendar year on such date and at such times and in such manner as the directors consider desirable.

     20.2 The directors, by Resolution of Directors, may convene such other meetings of Members at such times and in such manner as the directors consider necessary or desirable.

21.  LOCATION

     Any meeting of the Members may be held in such place within or outside the British Virgin Islands as the directors consider appropriate.

22.  REQUISITIONED GENERAL MEETINGS

     The directors shall call a meeting of the Members if requested in writing to do so by Members entitled to exercise at least thirty percent of the voting rights in respect of the matter for which the meeting is being requested.

23.  NOTICE

     23.1 The directors shall give not less than 10 days and not more than 60 days prior written notice of meetings of Members to those persons whose names on the date the notice is given appear as Members in the Register of the Company and are entitled to vote at the meeting.

     23.2 The directors may fix the date notice is given of a meeting, or such other date as may be specified in the notice, as the record date for determining those members that are entitled to vote at the meeting, provided any such date shall not be more than 60 days nor less than 10 days before the date of such meeting.

     23.3 The notice shall include the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an annual meeting, shall indicate that the notice is being issued by or at the direction of the person calling the meeting.

     23.4 The inadvertent failure of the directors to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

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24.  GIVING NOTICE

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register or to such other address given for the purpose. Notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register and notice so given shall be sufficient notice to all the holders of such shares.

25.  SERVICE OF NOTICE

     25.1 Save as provided in Article 25.2, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

     25.2 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or the British Virgin Islands.

     25.3 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

26.  PARTICIPATING IN MEETINGS

     26.1 A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

     26.2 The Board and/or the chairman of a meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a meeting, including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of personal property and the restriction of items that may be taken into the meeting place. The Board and/or the chairman are entitled to refuse entry to a person who refuses to comply with such arrangements, requirements or restrictions.

27.  QUORUM AT GENERAL MEETINGS

     27.1 A meeting of Members is properly constituted if at the commencement of the meeting there are 2 Members present in person or by proxy or (in the case of a Member being a corporation) by its

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          duly authorised representative representing not less than one third of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting.

     27.2 If within thirty minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within half an hour from the time appointed for the meeting in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, the meeting shall be dissolved.

     27.3 If a quorum is present, notwithstanding the fact that such quorum may be represented by only two persons then such persons may resolve any matter and a certificate signed by such persons accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Members.

28.  CHAIRMAN TO PRESIDE

     At every meeting of Members, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the Board is not present at the meeting, the Members present shall choose some one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

29.  VOTING ON RESOLUTIONS

     29.1 At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

     29.2 Notwithstanding any other provision of the Memorandum or Articles (other than Article 29.3), a Special Resolution of Members shall be required in order for the Company to:

          (a) approve or adopt a share option or purchase plan or other arrangement pursuant to which shares of the Company or Securities convertible into shares of the Company may be acquired by officers or directors of the Company, provided that a Resolution of the Members shall not be required: (i) where shares of the Company or Securities convertible into shares of the Company are issued to all Members, (ii) where the plan or arrangement includes other employees of the Company (such as an employee share option plan), (iii) where shares of the Company are issued to a person not previously employed by the Company as an inducement to such person's entering into an employment agreement with the Company; or (iv) where the number of shares of the Company which may be issued under the plan or other arrangement or pursuant to the exercise of rights attached to Securities which are convertible into shares of the Company which are to be issued under the plan or other arrangement does not exceed the lesser of 1% of the number of shares of

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               the Company issued and outstanding assuming that all Securities which are convertible into shares of the Company are so converted, such number of shares of the Company as would constitute 1% of all the votes attached to the issued and outstanding shares of the Company, or 10,000 shares of the Company;

          (b) issue shares of the Company or Securities convertible into shares of the Company resulting in a change of control of the Company

          (c) issue shares of the Company or Securities convertible into shares of the Company in connection with the acquisition of shares, stock or assets of another person if:

               (i) any director or officer of the Company or Member holding 5% or more of the shares of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the entity or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions, and the number of shares of the Company to be issued in connection with the acquisition or upon the exercise of rights attached to Securities which are to be issued in connection with the acquisitions and which are convertible into shares of the Company could result in a 5% or more increase in issued and outstanding shares of the Company; or

               (ii) the number of shares of the Company to be issued in
                    connection with the acquisition or upon the exercise of rights attached to Securities which are to be issued in connection with the acquisition and which are convertible into shares of the Company constitute 20% of the shares of the Company outstanding prior to the issuance (other than a public offering for cash).

          (d) issue shares of the Company or Securities convertible into shares of the Company in connection with a transaction (other than a public offering) involving:

               (i) the issue by the Company of shares (or Securities convertible into or exercisable for shares of the Company) at a price less than the greater of book or market value which together with sales by officers or directors of the Company or Members holding 5% or more of the shares equals 20% or more of the shares of the Company (assuming the conversion of the Securities into shares of the Company); or

               (ii) the issue by the Company of shares (or Securities
                    convertible into or exercisable into shares of the Company) equal to 20% or more of the shares of the Company (assuming the conversion of the Securities into shares) outstanding before the issuance for less than the greater of book or market value of the shares of the Company.

     29.3 A Special Resolution of Members is not required for a transaction referred to in Article 29.2 if approval for the transaction has been obtained from the Designated Stock Exchange or other securities exchange on which the shares of the Company are then listed and:

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          (a)  the delay in obtaining a Resolution of the Members would seriously jeopardize the financial viability of the Company;

          (b) the Audit Committee of the Company has approved not seeking a Special Resolution of Members; and

          (c) the Company has given to all Members not later than ten days before issuance of the shares of the Company or Securities convertible into shares of the Company notice that it does not intend to seek the Resolution of the Members that would otherwise be required and indicating that the Audit Committee has expressly approved proceeding without obtaining a Resolution of Members.

          For purposes of this Article, only shares of the Company actually issued and outstanding (excluding Treasury shares or shares of the Company held by a subsidiary) are to be used in making any calculation. Unissued shares of the Company reserved for issuance upon conversion of shares of the Company or upon exercise of options or warrants will not be regarded as outstanding.

30.  POWER TO DEMAND A VOTE ON A POLL

     If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

31.  VOTING BY JOINT HOLDERS OF SHARES

     The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

32.  INSTRUMENT OF PROXY

     32.1 A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.

     32.2 An instrument appointing a proxy shall be in such form as the directors may from time to time determine or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

     32.3 The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

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     32.4 The Company shall solicit proxies and provide proxy statements for all meetings of Members. The instrument appointing a proxy shall be delivered to such place or places (if any) as may be specified for that purpose in or by way of not to or in any document accompanying the notice convening the meeting not less than 48 hours before the time appointed for the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

     32.5 No instrument of proxy shall valid after the expiration of 12 months from the date named in it as the date of its execution.

     32.6 Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

     32.7 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no notification in writing of such death, insanity or revocation shall have been received by the Company at such place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith two hours at least before the commencement of the meting at which the instrument of proxy is used.

33.  REPRESENTATION OF MEMBERS

     33.1 Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, "Representative") at any meeting of the Members or at the meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual.

     33.2 The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member.

34.  ADJOURNMENT OF GENERAL MEETINGS

     34.1 The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

     34.2 The chairman may adjourn the meeting to another time and place without consent or direction of the meeting if it appears to him that:

          (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

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          (b)  the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

          (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

35.  BUSINESS AT ADJOURNED MEETINGS

     No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

36.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

                             DIRECTORS AND OFFICERS

37.  ELECTION OF DIRECTORS

     37.1 The first registered agent of the Company shall appoint one or more persons as the first director or directors of the Company. The first director or directors may at the first meeting of directors elect any number of additional directors as it or they may determine up to the maximum number set by Article 38. Thereafter, the directors shall be elected in accordance with the following Articles.

     37.2 Only persons who are proposed or nominate din accordance with this Article shall be eligible for election as directors. Any Member or the Board may propose any person for election as a director. Where any person, other than a director retiring at the meeting or a person proposed for re-election or election as a director by the Board, is to be proposed for election as a director, notice much be given to the Company of the intention to propose him and of his willingness to serve as a director. Such notice must be given not later than 10 days following the earlier of the date on which notice of the general meeting was posted to the Members or the date on which public disclosure of the date of the next general meeting was made.

     37.3 Where the number of persons validly proposed for re-election or election as a director is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors.

     37.4 A director shall not require a share qualification, and may be an individual or a company.

     37.5 Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board or with respect to unanimous written consents.

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38.  NUMBER AND CLASSES OF DIRECTORS

     38.1 The number of directors shall be fixed by the first director or directors of the Company, and thereafter by an Ordinary Resolution of Members.

     38.2 Directors shall thereafter be divided into three classes designated as Class I, Class II and Class III. Each class of directors shall consist, as nearly as possible, as one third of the total number of directors constituting the entire Board.

39.  TERM OF OFFICE OF DIRECTORS

     At the first general meeting which is held after the date of the adoption of these Articles for the purpose of electing directors, the Class I directors shall be elected for a three year term of office, the Class II directors shall be elected for a two year term of office, and the Class III directors shall be elected for a one year term of office. At a general meeting in each year, successors to the class of directors whose term expires in that year shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other directors of that class, but in no case shall a decrease in the number of directors shorten the term of any director then in office.

40.  ALTERNATE AND RESERVE DIRECTORS

     40.1 A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote in place of the director.

     40.2 Where the Company has only one Member who is an individual and that Member is also the sole director, the sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director under the Act as a reserve director in the event of his death.

     40.3 The nomination of a person as a reserve director ceases to have effect if: (a) before the death of the sole Member/director who nominated him he resigns as reserve director, or the sole Member/director revokes the nomination in writing, or (b) the sole Member/director who nominated him ceases to be the sole Member/director for any reason other than his death.

41.  REMOVAL OF DIRECTORS

     41.1 A director may be removed from office, with cause by an Ordinary Resolution of Members at a meeting of the Members called for the purpose of removing the director or for purposes including the removal of the director.

     41.2 Notice of a meeting called under Paragraph 41.1(a) shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

     41.3 For the purposes of article 41.1, "cause" shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the director or the Company into disrepute and which results in material financial detriment to the Company.

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42.  VACANCY IN THE OFFICE OF DIRECTOR

     42.1 Notwithstanding Article 37, the directors may appoint one or more directors to fill a vacancy on the Board.

     42.2 For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office of there is otherwise a vacancy in the number of directors as fixed pursuant to Article 38.

     42.3 The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

43.  REMUNERATION OF DIRECTORS

     43.1 With the prior or subsequent approval by an Ordinary Resolution of Members, the directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

     43.2 The Board shall obtain the approval of the Company in general meeting before making any payment to any director or past director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the director is contractually entitled).

44.  RESIGNATION OF DIRECTORS

     A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

45.  DIRECTORS TO MANAGE BUSINESS

     45.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors.

     45.2 The directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

     45.3 The directors may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by an Ordinary Resolution of Members; but no requirement made by an Ordinary Resolution of Members shall prevail if it is inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

     45.4 Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed,

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          drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46.  BOARD COMMITTEES

     46.1 The directors may, by a Resolution of Directors, designate one or more board committees, each consisting of one or more directors.

     46.2 The directors, by Resolution of Directors, shall designate three permanently sitting committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee shall consist of at least two independent directors. The Audit Committee shall be solely consisted of independent directors.

     46.3 The Board shall adopt a formal written committee charter for each of the board committees and review and assess the adequacy of such formal written charters on an annual basis. The charters shall comply with applicable laws, rules and the rules of the Designated Stock Exchange.

     46.4 Each of the board committees has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that the directors have no power to delegate the following powers to a board committee:

          (a)  to amend the Memorandum or these Articles;

          (b)  to designate board committees;

          (c)  to delegate powers to a board committee;

          (d)  to appoint or remove directors;

          (e)  to appoint or remove an agent;

          (f)  to approve a plan of merger, consolidation or arrangement;

          (g)  to make a declaration of solvency or approve a liquidation plan;
               or

          (h) to make a determination that the company will, immediately after a proposed distribution, meet the solvency test set out in the Act.

     46.5 The directors may, by Resolution of Directors, designate such other board committees, each consisting of one or more directors, as they deem necessary or desirable.

     46.6 The meetings and proceedings of each board committee shall be governed mutatis mutandis by the provisions of those Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

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47.  OFFICERS AND AGENTS

     47.1 The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

     47.2 Each officer or agent has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

          (a)  to amend the Memorandum or these Articles;

          (b)  to change the registered office or agent;

          (c)  to designate board committees;

          (d)  to delegate powers to a board committee;

          (e)  to appoint or remove directors;

          (f)  to appoint or remove an agent;

          (g)  to fix emoluments of directors;

          (h)  to approve a plan of merger, consolidation or arrangement;

          (i)  to make a declaration of solvency or approve a liquidation plan;

          (j) to make a determination that the company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

          (k) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48.  REMOVAL OF OFFICERS AND AGENTS

     The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

49.  DUTIES OF OFFICERS

     49.1 In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice

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          presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the Secretary to maintain the Register, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

     49.2 Every officer has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution appointing the officer or agent, except that no officer has any power or authority with respect to fixing the emoluments of directors.

50.  REMUNERATION OF OFFICERS

     The emoluments of all officers shall be fixed by Resolution of Directors.

51.  STANDARD OF CARE

     A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

52.  CONFLICTS OF INTEREST

     52.1 A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

     52.2 A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Paragraph 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by an Ordinary Resolution of Members or (b) the company received fair value for the transaction.

     52.3 For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

     52.4 A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.
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53.  INDEMNIFICATION AND EXCULPATION

     53.1 Subject to Paragraph 53.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

          (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

     53.2 Paragraph 53.1 does not apply to a person referred to in that Paragraph unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     53.3 The decision of the directors as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

     53.4 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

     53.5 If a person referred to in this Article has been successful in defense of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     53.6 The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Paragraph 53.1.

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                    MEETINGS OF THE BOARD OF DIRECTORS

54.  BOARD MEETINGS

     The directors of the Company shall meet at such times and in such manner and places within or outside the British Virgin Islands as they may determine to be necessary or desirable, provided that a meeting of directors shall be held at least once in every quarter of each calendar year unless otherwise determined by Ordinary Resolution of Members. Any director or the secretary of the Company may call a meeting of directors.

55.  NOTICE OF BOARD MEETINGS

     A director shall be given reasonable notice of a meeting of directors, but a meeting of directors held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

56.  PARTICIPATION IN MEETINGS BY TELEPHONE

     A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of directors shall be two directors.

58.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of the directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

59.  CHAIRMAN TO PRESIDE

     At every meeting of the directors the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting the vice chairman of the Board shall preside. If there is no vice chairman of the Board or if the vice chairman of the Board is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

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                                CORPORATE RECORDS

60.  DOCUMENTS TO BE KEPT

     60.1 The Company shall keep the following documents at the office of its registered agent:

          (a)  the Memorandum and these Articles;

          (b)  the Register or a copy of the Register;

          (c)  the register of directors or a copy of the register of directors;

          (d)  the register of charges or a copy of the register of charges;

          (e) copies of all notices and other documents filed by the Company in the previous ten years.

     60.2 Where the Company keeps a copy of its Register or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original Register or the original register of directors is kept.

     60.3 Where the place at which the original Register or the original register of directors is changed, the company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

     60.4 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

          (a) the minutes of meetings and Resolutions of Members and of classes of Members; and

          (b) the minutes of meetings and Resolutions of Directors and board committees.

     60.5 Where any of the minutes or resolutions described in the previous paragraph are kept at a place other than at the office of the Company's registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

     60.6 Where the place at which any of the records described in Paragraph
          60.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

     60.7 The Company's records shall be kept in written form or either wholly or partly as electronic records.

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61.  FORM AND USE OF SEAL

     The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by Resolution of Directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    ACCOUNTS

62.  BOOKS OF ACCOUNT

     The Company shall keep records that:

          (a)  are sufficient to show and explain the Company's transactions;
               and

          (b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

63.  FORM OF RECORDS

     The records required to be kept by the Company under the Act, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

64.  FINANCIAL STATEMENTS

     If the Members, by an Ordinary Resolution of Members, determine, the directors shall cause to be made out and served on the Members or laid before a meeting of Members at some date not later than eighteen months after the incorporation of the Company, and subsequently once at least in every calendar year, a profit and loss account for a period in the case of the first account since the incorporation of the Company and in any other case, since the preceding account, made to a date not earlier than the date of the notice by more than twelve months, and a balance sheet as at the date to which the profit and loss account is made up. The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

65.  DISTRIBUTION OF ACCOUNTS

     A copy of such profit and loss account and balance sheet shall be served on every Member in the manner and with similar notice to that prescribed herein for calling a meeting of Members or upon such shorter notice as the Members may agree to accept.

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                                     AUDITS

66.  AUDIT

     The Company may by Ordinary Resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period. The Company shall prepare and serve on Members copies of an annual report of the Company containing audited financial statements of the Company and its Subsidiaries. The annual report shall be distributed to Members prior to the Company's annual general meeting and shall be laid before the annual general meeting. The Company shall cause such annual report to be filed with the Designated Stock Exchange or other securities exchange on which the Shares are then listed for trading at the time such annual report is distributed to Members. The Company may by Ordinary Resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period. The Company shall make available to Members any interim financial statements or report which the Company may be required to file with the United States Securities and Exchange Commission and any other United States federal or state regulatory authority at the same time or as soon as practicable following filing with such regulatory authority. If required by the Designated Stock Exchange or other securities exchange on which the Shares are then listed, the Company shall file copies of such financial statements or reports therewith.

67.  APPOINTMENT OF AUDITOR

     The Directors may appoint an auditor of the Company who shall hold office until removed from office by an Ordinary Resolution and may fix his or their remuneration. Notwithstanding the above, for so long as the ordinary shares of the Company are listed or quoted on the Designated Stock Exchange, the Audit Committee is directly responsible for the appointment, remuneration, retention and oversight of the Company's Auditors.

68.  DUTIES OF AUDITOR

     68.1 The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

          (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

          (b) all the information and explanations required by the auditor have been obtained.

     68.2 The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members

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69.  ACCESS TO RECORDS

     Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

70.  AUDITOR ENTITLED TO NOTICE

     The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                              BUSINESS COMBINATIONS

71.  BUSINESS COMBINATIONS

     71.1 (a) Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66 and 2/3% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder unless:

               (i) prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

               (ii) upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

          (b) The restrictions contained in this Article 71.1 shall not apply if:

               (i)  a Member becomes an Interested Shareholder inadvertently and
                    (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

               (ii) the Business Combination is proposed prior to the
                    consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions

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                    described in the following sentence; (ii) is with or by a
                    person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

                    (a) a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);

                    (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or

                    (c) a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company.

               The Company shall give not less than 20 days notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

          (c)  For the purpose of this Article 71 only, the term:

               (i) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

               (ii) "associate," when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

               (iii) "Business Combination," when used in reference to the
                    Company and any Interested Shareholder of the Company, means:

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                    (a)  any merger, amalgamation or consolidation of the
                         Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

                    (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company;

                    (c) any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the any class or series of shares;

                    (d) any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

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                    (e)  any receipt by the Interested Shareholder of the
                         benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

               (iv) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

               (v) "Interested Shareholder" means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (8) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

               (vi) "person" means any individual, company, partnership,
                    unincorporated association or other entity;

               (vii) "voting shares" means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

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                                                                         Page 33


               (viii) "owner," including the terms "own" and "owned," when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

                    (a)  beneficially owns such shares, directly or indirectly;
                         or

                    (b) has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                    (c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

     71.2 In respect of any Business Combination to which the restrictions contained in Article 71.1 do not apply but which the Act requires to be approved by the Members, the necessary general meeting quorum and Members' approval shall be as set out in these Articles.

     71.3 The Board shall ensure that the Articles or other constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of
          Article 71.1, as it relates to the actions of such entities, is achieved.

                               FUNDAMENTAL CHANGES

72.  CHANGES

     Notwithstanding section 175 of the Act, the directors may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by an Ordinary Resolution of Members.

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                                                                         Page 34


73.  CONTINUATION UNDER FOREIGN LAW

     The Company may by Special Resolution of Members or by unanimous Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, TrustNet (British Virgin Islands) Limited of TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 31st day of January, 2002.

in the presence of:

Witness                                 Subscriber


-------------------------------------   ----------------------------------------
TrustNet Chambers                       TrustNet (British Virgin Islands)
P.O. Box 3444                           Limited
Road Town, Tortola

(Sgd. Melinda McGlore)                  (Sgd. Nicole Wheatley)